                                                                   Exhibit 10.20

                                LEASE AGREEMENT

                                    BETWEEN

                185 MONMOUTH PARKWAY ASSOCIATES, L.P., LANDLORD

                                      AND

                             TELLIUM, INC., TENANT

                               TABLE OF CONTENTS

                                                                          Page
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
1    GENERAL..............................................................   1
2.   LEASE PARTICULARS....................................................   3
3.   LEASE AND RENT.......................................................   6
4.   USE..................................................................   7
5.   INTENTIONALLY OMITTED................................................   7
6.   ACCEPTANCE...........................................................   7
7.   COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS......................   7
8.   PERSONAL PROPERTY TAXES..............................................   9
9.   COMMON CHARGES.......................................................   9
10.  UTILITIES; TRASH REMOVAL; RECYCLING..................................  11
11.  TENANT ELECTRIC......................................................  12
12.  PARKING..............................................................  13
13.  ENTRY................................................................  13
14.  MAINTENANCE..........................................................  14
15.  ALTERATIONS..........................................................  15
16.  TRANSFERS OF TENANT'S INTEREST.......................................  16
17.  SURRENDER............................................................  18
18.  HOLDING OVER.........................................................  18
19.  SECURITY DEPOSIT.....................................................  19
20.  QUIET ENJOYMENT......................................................  19
21.  AIR AND LIGHT........................................................  20
22.  DEFAULT..............................................................  20
23.  SUBORDINATION, ATTORNMENT AND ESTOPPEL CERTIFICATES..................  23
24.  CASUALTY AND CONDEMNATION............................................  24
25.  CHANGES SURROUNDING BUILDING.........................................  26
26.  TENANT'S PROPERTY....................................................  26
27.  NOTICE...............................................................  26
28.  DISCLAIMER BY AND INDEMNIFICATION OF LANDLORD........................  27
29.  TENANT'S INSURANCE...................................................  27
30.  TENANT'S LIABILITY...................................................  28
31.  RULES AND REGULATIONS................................................  28
32.  MISCELLANEOUS........................................................  28
33.  MANAGING AGENT.......................................................  31
34.  LANDLORD'S RIGHT TO MODIFY...........................................  31
35.  USE OF HELIPORT......................................................  31
36.  CORPORATE TENANTS....................................................  31
37.  INTENTIONALLY OMITTED................................................  32
38.  SUBMITTAL OF FINANCIAL STATEMENT.....................................  32

39. NO PARTNERSHIP.......................................................   32
40. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS........................   32
41. COSTS OF SUIT........................................................   32
42. SUBMISSION NOT AN OPTION.............................................   33
43. SUCCESSORS & ATTACHMENTS.............................................   33

     This LEASE is made this 3rd day of August, 2000 between 185 Monmouth Parkway Associates, L.P., whose address is 63 West Main Street, P. O. Box 5008, Freehold, New Jersey 07728, hereinafter referred to as "Landlord" and Tellium, Inc., whose address is 2 Crescent Place, Oceanport, New Jersey, 07757 hereinafter referred to as "Tenant".

                                  WITNESSETH:

     For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Landlord and Tenant agree as follows:

     1.  GENERAL.

     1.1 Definitions: Except where the context otherwise connotes, for all purposes of this Lease and all agreements supplemental thereto or modifying this Lease, the following terms shall have the meanings specified:

     (a) "Additional Rent" shall mean all sums payable by Tenant to Landlord pursuant to the various Articles herein in which said term is used.

     (b) "Basic Rent" shall mean the rent per annum so designated in Section 2.1 hereof, which may be payable in equal monthly installments on the first day of each month during the Term, in advance, in the amount per month set forth in
Section 2.1 hereof, except that Tenant shall pay the first monthly installment upon the signing of this Lease. The Basic Rent shall be paid at the office of Landlord, or such other place as Landlord may designate, without any set-off or deduction whatsoever.

     (c) "Broker" shall mean the real estate broker, if any, named in Section
2.2 hereof.

     (d) "Building" shall mean the building designated in Section 2.3 hereof.

     (e) "Building Holiday" shall mean President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and New Year's Day as each of said holidays are celebrated in the State in which the Real Property is located.

     (f) "Building Hours of Operation" shall mean weekdays between the hours of 8 a.m. through 6 p.m. excluding Building Holidays.

     (g) "Commencement Date" shall mean the date so designated in Section 2.4 hereof.

     (h) "Excusable Delay" shall mean a delay caused by strike, lockout, act of God, inability to obtain labor, materials, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or any other cause similar or dissimilar, beyond the reasonable control of either Landlord or Tenant, or due to the passing of time while waiting for an adjustment of insurance proceeds.

     (i) "Governmental Authority" shall mean the municipal, county, state or federal government, or any agency or quasi-governmental agency, or any fire insurance rating organization having jurisdiction over the Real Property.

     (j) "Parking Spaces" shall mean the parking spaces made available for Tenant's nonexclusive use on the Real Property.

     (k) "Premises" shall mean the area cross-hatched on the floor plan of the Building annexed hereto as Exhibit A and made a part hereof

     (1) "Real Property" shall mean the land upon which the Building is located and all of the Buildings collectively.

     (m) "Rentable Area of Building" shall mean the number of square feet so designated in Section 2.5 hereof.

     (n) "Rentable Area of the Premises" shall mean the number of square feet so designated in Section 2.7 hereof.

     (o) "Security Deposit" shall mean the sum so designated in Section 2.10 hereof which is being deposited by Tenant with Landlord simultaneously herewith.

     (p) "Structural Repairs" shall mean repairs to the roof, foundation and permanent exterior walls and support columns of the Buildings.

     (q) "Term" shall mean a period of time beginning on the Commencement Date containing the number of consecutive months set forth in Section 2.11 hereof, not including any portion of a month for which Rent is prorated as per Section
---
1.2.

     (r) "Termination Date" shall mean the last day of the Term.

     (s) "Stage I" is the delivery of the 63,800 square feet in Buildings D and B on August 1, 2000, as shown on the attached Exhibit B.

     (t) "Stage II" is the delivery of the additional 4,487 square feet in Building B on November 1, 2000.

     1.2 Proration: In the event the Commencement Date shall fall on a day other than the first day of the month, the Basic Rent and Additional Rent payable hereunder for the balance of the calendar month in which the Commencement Date falls shall be apportioned based on the number of days remaining in that month.

     1.3 Entire Agreement: This Lease consists of this Lease Agreement and the attachments listed in the last Section of this Lease Agreement.

     2.   LEASE PARTICULARS.

     2.1 Basic Rent: The Basic Rent shall be as set forth on Exhibit E for Stage I and II. All monthly rent payments shall be paid on the first day of each month in advance, without offset or deduction. Base Rent and Additional Rent for Stage I shall be paid as set forth on Exhibit E and shall commence on August 1, 2000. Base Rent and Additional Rent for Stages I and 11 shall be paid as set forth on Exhibit E and shall commence on November 1, 2000.

     2.2  Broker:  Each party shall pay their own broker if any.

     2.3 Building: Building D and part of Building B, Monmouth Park Corporate Center 1, 185 State Highway 36, West Long Branch, New Jersey.

     2.4 Commencement Date: August 1, 2000. The Stage I portion of the Premises shall be available for occupancy on August 1, 2000. The Stage II portion of the Premises shall be available for occupancy on November 1, 2000.

     2.5  (a) Rentable Area of Building B: 87,772 Square Feet
          (b) Rentable Area of Building D: 60,000 Square Feet

     2.6  Rentable Area of all Buildings on Real Property:  330,000 Square Feet.

     2.7 Rentable Area of Premises: 68,287 Square Feet measured outside wall to outside wall, plus Tenant's share of the common areas. This is comprised of 60,000 square feet in Building D and 8,287 square feet in Building B.

     2.8 (a) Tenant's Proportionate Share of Building B: 9.44%.(8,287 square feet)
          (b) Tenant's Proportionate Share of Building D: 100 %.(60,000 square feet)

     2.9  Tenant's Proportionate Share of Real Property:  20.70 %.

     2.10 Security Deposit: $82,513.46 plus Letter of Credit as provided for in
Section 2.17.

     2.11 Number of Consecutive Months in Term: Seventy-five (75) months.

     2.12 Uses: Office, production, assembly and/or warehouse for electronic high technology uses. Attached hereto as Exhibit C is a copy of that portion of the West Long Branch Zoning Ordinance that describes the permitted uses in the I/C Industrial/ Commercial Zone. Landlord represents that the Real Property is in the I/C Industrial/ Commercial Zone.

     2.13 Initial Monthly Electric Service Contribution: $22,762.34 payable upon signing, $11,381.17 of which shall be applied toward the first month's electric service charges, and the other $11,381.17 shall be used as a reserve fund for payment of future electric bills. At the expiration of the Term, or at such time that the electric service to the Premises will be billed directly to Tenant, this reserve fund shall be applied toward Tenant's final electric bill, and then Tenant shall remit the difference if the final bill is higher, or Landlord shall refund the difference if the final bill is less than $11,381.17.

     2.14 Insurance: $2,000,000.00 combined single limit commercial general liability coverage for personal injury and property damage arising out of a single incident.

     2.15 Preparation of Premises: Landlord makes no representation as to condition of Premises and Tenant accepts the Premises "as is" except as follows:
Landlord will provide common area bathrooms in the Premises, which bathrooms shall comply with the Americans with Disabilities Act and all regulations promulgated thereunder, and they shall be situated at a convenient location approximately equidistant from existing bathroom facilities in Buildings B, D and the Annex, the existing mechanical apparatus for HVAC and other utility services to the Premises, in their current configuration, shall be in good working order, and the roof shall be leak free.

     2.16 Access to Building: Notwithstanding the Building Hours defined above, Landlord and Tenant acknowledge that Tenant may have access to the Building at any time, 24 hours a day, 7 days a week.

     2.17 Letter of Credit: As additional security to Landlord for the full performance of all of Tenant's leasehold obligations, Tenant shall provide to Landlord a letter of credit in accordance with the following terms and conditions:

     (a) Upon signing the Lease Tenant shall deliver to Landlord an irrevocable and unconditional letter of credit naming the Landlord as beneficiary, in the amount of $750,000, which will be automatically renewed and extended without amendment for additional one (1) year periods beginning on the expiration date of each letter of credit except that the letter of credit shall not be required to be extended beyond the date which is thirty (30) days following the Termination Date. The letter of credit shall provide that if the bank elects not to renew the letter of credit, then the bank shall so notify the Landlord by overnight courier service at the address provided in the Lease, not later than thirty (30) days prior to the expiration date of the then expiring letter of credit. Upon receipt of such notice, the Landlord may, at any time before the expiration date, draw on the letter of credit for the full amount thereof, by submission to the bank of the original letter of credit together with the Landlord's signed statement that it received the bank's notice of non-renewal, and that such non-renewal constitutes a default by Tenant under the Lease that is not subject to a fourteen (14) day cure period. Upon Landlord's receipt of the $750,000.00, it shall be placed in Landlord's account, to be disbursed in accordance with the terms of this Section 2.17 of this Lease.

     (b) Upon the Tenant's default in the performance of its obligations under the Lease, Landlord shall have the right to draw on the letter of credit to cure Tenant's defaults. In the event of a default other than a default arising out of the non-renewal of the letter of credit, that has not been cured by Tenant following notice to Tenant and expiration of the applicable cure period in the Lease, Landlord shall submit a written certification to Tenant, demanding the remittance of the $750,000.00 to Landlord, and stating the basis for same. Tenant shall have fourteen (14) days from receipt of Landlord's certification within which to cure the default. If Tenant cures the default within that time period, the Landlord shall not draw on the letter of credit. Tenant's cure of a default in order to avoid the Landlord's draw on the letter of credit shall not be deemed an admission by Tenant that the default complained of by Landlord in fact existed, nor shall such cure be deemed a waiver of Tenant's right to thereafter contest same. If Tenant does not cure the default within the fourteen (14) day period, Landlord shall be able to draw upon the letter of credit by issuing a statement to the bank issuing the letter of credit which provides that "Tellium, Inc. is in default of its obligations under the Lease and has not cured this default in the last fourteen (14) days."

     (c) If Tenant does not cure the default, as a result of which Landlord proceeds with the draw on the letter of credit, and the amount needed to cure the default is less than $750,000.00, Landlord shall place the balance in Landlord's account. In the event of a subsequent default by Tenant, Landlord shall submit a written certification directly to Tenant, before drawing upon Landlord's account to cure same.

     (d) If the Tenant wishes to assert that no default occurred in its performance of its leasehold obligations, and it is unable or unwilling to cure the alleged default within fourteen (14) days after receipt of the Landlord's certification, the Tenant's only recourse to prevent Landlord from calling the letter of credit or subsequently drawing upon the balance in the Landlord's account shall be to obtain a restraining order in a court of competent jurisdiction, which order must be obtained and served upon Landlord within the fourteen (14) day period after Tenant's receipt of Landlord's certification.

     (e) If Landlord has not theretofore drawn on the letter of credit, then Landlord shall release the letter of credit at such time that either (i) Tenant makes an initial public offering of its shares, and its initial public offering or equity being infused into the company in a lump sum and such equity not used to retire debt or return equity, provides it with a minimum of $75,000,000.00 net cash to the company, or (ii) the Tenant can show a twelve-month audited net income from operations of the company of $18,000,000.00 or more; or (iii) the Tenant is purchased and the new owner assumes this Lease and has a net worth of not less than $500,000,000.00. Upon the occurrence of either of these events, the Tenant may so notify the Landlord and provide Landlord with proof thereof, and Landlord shall thereupon release the letter of credit. If either of these events occur after Landlord has drawn on the letter of credit, then following receipt of Tenant's notice and proof thereof, any funds remaining from the letter of credit that Landlord is holding in its account, shall be released to the Tenant provided Tenant is not otherwise in default of its lease obligations.

     (f) Tenant acknowledges and agrees that a failure to maintain in effect a letter of credit that complies with all of the requirements of this Section 2.17, or the refusal by Tenant's bank to renew any letter of credit, shall each constitute an event of default under the Lease.

     3.  LEASE AND RENT.

     3.1 Duration: Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the Premises for the Term.

     3.2 Rent: Tenant hereby covenants and agrees to pay, when due, the Basic Rent and all Additional Rent as herein provided.

     3.3 Late Payment:

     (a) Should any installment or installments of Basic Rent or Additional Rent not be paid and received at the Landlord's office on or before the 5th day of the month (provided that Tenant has received written notice from Landlord by fax or other accepted means of notification hereunder at least 24 hours ahead of time), or on or before the 10th day of the month (if Landlord has not so notified Tenant in writing that such installment is late), the Tenant agrees to pay to the Landlord on demand a service charge equal to five (5%) of the overdue amount. All unpaid rent plus service charges thereon shall accrue interest at the rate of ten (10%) percent per annum until paid, starting from the eleventh
(11th) day after such payment was due. The service charge and any amounts due as a result of applying the default interest rate shall be deemed to be Additional Rent. Tenant acknowledges and agrees that such late payment by Tenant will cause Landlord to incur costs and expenses not contemplated by this Lease, the exact amounts of which will be extremely difficult to ascertain, and that such service charge represents a fair estimate of the costs and expenses that Landlord would incur by reason of Tenant's late payment. Tenant further agrees that such service charge shall neither constitute a waiver of

Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any other right or remedy available to Landlord.

     (b) Following any three consecutive late payments of either Basic Rent and/or Additional Rent (collectively, "Rent"), Landlord may, upon notice to Tenant, require that, beginning with the first payment of Rent due following the date the third late payment was due, Rent shall no longer be paid in monthly installments when due but shall be payable three (3) months in advance, with each subsequent month's payment being for such period as is then three (3) months in advance.

     4.   USE.

     The Premises shall be used only for those uses listed in Section 2.12 hereof and for no other purposes. Tenant shall not at any time use or occupy, or do or permit anything to be done in the Premises, in violation of any law, statutes or regulations of any Governmental Authority having jurisdiction over the use and occupation of the Premises or the Building.

     5.   INTENTIONALLY OMITTED.

     6.   ACCEPTANCE.

     When Tenant takes possession of each Stage of the Premises, Tenant shall be deemed to have accepted that Stage of the Premises as being in satisfactory condition as of the date of such possession, subject to Tenant notifying Landlord within 30 days of the date of possession of each Stage, of any deficiencies in the functioning of the mechanical apparatus or any leaks in the roof in that area of the Premises. As to the bathrooms to be constructed by Landlord as described in Section 2.15, Landlord and Tenant acknowledge and agree that Landlord plans to complete the same when the Tenant has the Landlord do their work in Building D, but in no event shall the bathrooms be completed later than December 31, 2000, regardless of when Tenant's work in Building D is undertaken.

     7.   COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS.

     7.1 During the Term hereof, Tenant shall promptly comply with all laws, ordinances, rules, regulations, requirements and directives of the federal, state and municipal governments or public authorities and all of their departments, bureaus and subdivisions, applicable to and affecting the Premises, its use and occupancy, for the correction, prevention and abatement of nuisances violations and other grievances in, upon or connected with the Premises.

     7.2 Tenant shall not do, or permit anything to be done in or to the Premises, or bring or keep anything therein which will, in any way, increase the cost of fire or public liability insurance on the Real Property or invalidate or conflict with the fire insurance or public liability insurance policies covering the Real Property, and Building fixtures or any personal property kept therein, or obstruct or interfere with the rights of Landlord or of other tenants, or in any other way interfere with the other tenants' rights to quiet enjoyment, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with the present or future laws, rules or regulations of any Governmental Authority. Tenant agrees that any increase in fire insurance premiums on the Building or contents caused by the occupancy of Tenant and any expense or cost incurred in consequence of negligence, carelessness or willful action of Tenant, Tenant's agents, servants, employees, invitees, or licensees, shall be reimbursed to Landlord within ten
(10) days of demand therefor. Landlord shall have all the rights and remedies for the collection of same as are conferred upon Landlord for the collection of the Basic Rent provided to be paid pursuant to the terms hereof. Landlord will maintain a generally accepted business policy.

     7.3 Tenant shall indemnify, defend and save harmless the Landlord from all fines, suits, proceedings, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Real Property which are attributable to Tenant's acts or negligence; and from all fines, suits, proceedings, claims and actions of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required by the provisions of this Section. If Tenant fails to comply in any respect with the provisions of this Section, Tenant shall be responsible for any and all damages, costs of remediation and other costs, penalties, fines, losses and/or expenses (including but not limited to actual attorney's fees and other professional and consultants' fees) arising from or attributable to Tenant's non-compliance. Tenant's obligations and liabilities under this Section shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes at the Real Property. Tenant's failure to abide by the terms of this Section shall be restrainable by injunction, as Tenant acknowledges and stipulates that failure to comply herewith will cause irreparable harm to the Landlord.

     7.4 Tenant shall, at Tenant's own expense, comply with the Industrial Site Recovery Act ("ISRA"), N.J.S.A. 13:1K-6, et seq., and the regulations
                       --------           -- ---
promulgated thereunder, or any successor statute, to the extent that any action or responsibility is imposed on Landlord or Tenant by the application of such laws to Tenant or its business operations, whether or not at the Premises. In that event, Tenant shall make all submissions to, provide all information to, and comply with all requirements of, the Bureau of Industrial Site Evaluation (the "Bureau") of the New Jersey Department of Environmental Protection ("NJDEP"). Should the Bureau or any other division of NJDEP determine that a cleanup plan must be prepared and that a cleanup must be undertaken because of any spills or discharges of hazardous substances or wastes at the Real Property which occur due to the act or omission of Tenant, Tenant's agents, invitees, licensees, or employees, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. Tenant's obligations under this paragraph shall also arise if there is any closing, terminating or transferring of operations of the Tenant's industrial establishment at the Real Property which are subject to ISRA. Such submissions to the Bureau shall be made no less than six (6) months before the end of the Tenant's occupancy of the Premises. Landlord shall be kept advised of each step in the ISRA submission process, and the Tenant shall diligently pursue any cleanup plan required by the NJDEP either before or immediately after the expiration of its lease term.

     7.5 At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of ISRA applicability or other affidavits and shall promptly sign such affidavits when requested by Landlord. At no expense to Landlord, Tenant agrees to promptly provide any information requested by Landlord regarding Tenant's use and occupancy at the Leased Premises, as may be needed to evidence compliance with the terms of applicable laws and insurance policies; and Tenant agrees to promptly execute any affidavits or other documents needed in confirmation of same.

     8.   PERSONAL PROPERTY TAXES.

     Tenant agrees to pay all taxes imposed on the personal property of Tenant, the conduct of its business and its use and occupancy of the Premises.

     9.   COMMON CHARGES.

     9.1 Net Lease. This is an absolutely net Lease and it shall be the Tenant's responsibility to pay for all charges and expenses attributable to the Premises as set forth herein, and Tenant shall pay its proportionate share of all Common Charges (herein so called) for the Building and the Real Property. The Tenant's obligation to pay for Common Charges for the Building and the Real Property shall be calculated in accordance with the Tenant's proportionate shares, as set forth in Sections 2.8 and 2.9, except that prior to November 1, 2000, the Tenant's apportioned percentage share shall be 100% for the D Building, 4.32% for the B building and 19.33% for the entire property.

     9.2 Common Charges Defined. The Tenant hereby agrees to pay as Additional Rent its proportionate shares of all Common Charges, including but not limited to the following:

     (a) "Real Estate Taxes" as set forth in this Section 9.2 shall mean those taxes attributable to the Real Property, provided that, if because of any change in the method of taxation of real estate, any other tax or assessment is imposed upon Landlord or the owner of the land or the Building or both or upon or with respect to the Landlord of the Building or of the rents or income therefrom in substitution for or in lieu of any tax or assessment which would otherwise be a real estate tax, such other tax or assessment shall be deemed real estate taxes for the purposes of this Section.

     (b) "Landlord's Operating Expenses" as set forth in this Section 9.2 shall mean all reasonable and necessary costs or expenses paid or incurred by Landlord for operating, maintaining, and repairing the Real Property, including the cost of water, sewer charges, window cleaning, janitorial service, insurance of all kinds carried in good faith by Landlord and applicable to the Real Property, snow removal, maintenance and cleaning of the parking lot, landscaping, repairs of any kind for which Landlord is not reimbursed (except repairs made solely for the benefit of other occupants of the Real Property, other than Tenant herein), painting, replacement of worn out or damaged mechanical equipment, uniforms, management fees, building and janitorial supplies, sundries, sales or use tax on supplies or services, wages and salaries of all persons directly and to the extent engaged by Landlord in the operation, maintenance, management and repair of the Real Property, legal and accounting expenses, and any other expense or cost, which in accordance with generally accepted accounting principles and the standard management practices for office and commercial buildings comparable to the Building would be considered as an expense of operating, maintaining, managing or repairing the Real Property. Excluded from Landlord's operating expense are capital improvement costs (provided that if such capital improvement results in a decrease in Landlord's Operating Expenses, Landlord may to the extent of such savings include the expense for such item in Landlord's Operating Expenses), costs reimbursed by insurance, the cost of work performed specifically for a tenant in any building on the Real Property for which such Tenant has reimbursed Landlord, costs in connection with preparing space for a new tenant, and real estate brokers' commissions. The term "capital improvement" shall mean any item(s) which is new and added to the property or the improvements thereon; the term "repair" shall mean the improvement or replacement of any item which is no longer useful because of wear and tear, damage or otherwise.

     9.3 Monthly Contribution Payments. On the first day of each month following the Commencement Date of this Lease, Tenant shall pay to Landlord on a monthly basis an estimated amount toward its share of the Landlord's Common Charges. The estimated monthly amount to be paid initially will be $19,917.04. That estimated amount may change from time to time, based upon Landlord's evaluation of anticipated or actual increases or decreases in Common Charges. These payments of Additional Rent shall be due and payable with each monthly installment of Basic Rent.

     9.4 Year-End Reconciliation. Within ninety (90) days after the end of the calendar year, Landlord shall submit to Tenant a statement showing Landlord's Common Charges for the year. If Landlord's statement shows that Tenant's proportionate share of Landlord's Common Charges is greater or less than the amounts paid by Tenant during the year pursuant to Section 9.3 hereof, the deficiency or excess, as the case may be, shall either be payable by Tenant to Landlord within thirty (30) days as Additional Rent, or credited by Landlord to Tenant. Tenant or its representative shall have the right to examine Landlord's books and records with respect to the items on the foregoing Landlord's statement during normal business hours at any time within sixty (60) days following the delivery by Landlord to Tenant of such Landlord's statement. Unless Tenant shall take written exception to any item contained therein within one hundred twenty (120) days after the delivery of same, such Landlord's statement shall be considered as final and accepted by Tenant.

     9.5 Modification of Proportionate Share. Notwithstanding the foregoing, in the event that Landlord undertakes certain repairs or replacements to the common areas of the Real Property or of the Building, that benefit only this Tenant, or this Tenant and some but not all other tenants at the Real Property, then Landlord may, at its sole discretion, apportion the cost of such repairs or replacements among only those tenants benefited thereby. This Tenant's share of such costs shall be calculated by dividing the total square footage of the Premises by the total rentable square footage of the Building or the Real Property that is also benefited by the repair or replacement in question, and multiplying the cost of said repair or replacement by that percentage. Amounts due to the Landlord for such costs shall be payable at any time upon demand, or may be included in the annual reconciliation provided for in Section 9.4 above.

     9.6 Limitation and Survival: In no event shall any adjustment in Tenant's obligation to pay Additional Rent under this Section 9 result in a decrease in the Basic Rent payable hereunder. Tenant's obligation to pay Additional Rent and Landlord's obligation to credit to Tenant any amount referred to in this
Section 9, for the final year of the Term, shall survive the Termination Date.

     10.  UTILITIES; TRASH REMOVAL; RECYCLING.

     10.1 Tenant shall pay when due all charges for utilities supplied, i.e.,
                                                                        ---
water, sewer, gas and electricity, including utilities for Tenant's heat, ventilation and air conditioning requirements, to or for the benefit of the Premises. If the Premises are separately metered, Tenant shall maintain its own accounts with the suppliers of these utility services, and payment shall be made directly to the supplier. If there is no separate metering, all applicable charges will be paid to Landlord by Tenant, as Additional Rent, in accordance with Tenant's usage. With respect to electric service, the provisions of
Section II shall apply if Tenant's Premises are not separately metered.

     10.2 At Landlord's option, Landlord may arrange for the removal of trash and/or materials to be recycled for all tenants, and Tenant's proportionate share of the cost thereof shall be billed to the Tenant as Additional Rent. If Landlord does not make such arrangements, Tenant shall arrange and pay for its own refuse removal in accordance with any plan set by Landlord for this Real Property. In all events, Tenant shall fully comply with all state, county and municipal laws regulating refuse disposal and recycling.

     11.   TENANT ELECTRIC.

     11.1 Unless and until the Premises are separately metered for electric service, Landlord shall furnish the electric energy that Tenant shall require in the Premises. Tenant shall pay to Landlord, as Additional Rent, for all electric energy furnished to Tenant at the Premises. Additional Rent for such electric energy shall be calculated and payable in the manner hereinafter set forth.

     11.2 The Landlord shall compute the Tenant's use of electricity to the Premises via a computerized measuring system, and shall compute the cost thereof for the quantity so determined at prevailing retail rates, taking into consideration all factors, including but not limited to peak demand usages, but without mark-up or surcharge by Landlord. Tenant shall pay Landlord the cost of such electric energy, as so calculated, on a monthly basis, as Additional Rent, together with its payment of Basic Rent.

     (a) Until such time as Landlord shall complete the aforedescribed computation, Tenant shall pay to Landlord, each and every month, as Additional Rent, for and on account of Tenant's electrical consumption, the sum set forth in Section 2.13 to be applied against Tenant's obligations hereunder. Upon completion of the computation, there shall be an adjustment for the period from the Commencement Date through the date that the results of the computation shall be effectuated as shall be required.

     (b) Landlord shall submit to Tenant the results of its electric measuring computation on a periodic basis, and the same shall be deemed binding upon Tenant unless Tenant shall object to same within thirty (30) days of the date that Landlord shall furnish Tenant with the results of the computation.

     11.3 Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity, or for any other reason other than Landlord's fault, negligence or failure to perform its obligations under this Lease.

     11.4 Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises.

     11.5 If the public utility rate schedule for the supply of electric current to the Building shall change during the Term of this Lease, the Additional Rent payable pursuant to Section 11.2 hereof shall be equitably adjusted to reflect the resulting increase or decrease, as the case may be, in Landlord's cost of furnishing electric service to the Premises effective as of the date of any change.

     12.   PARKING.

     The Tenant shall be permitted to use the Parking Spaces in the parking area in front of the "B" Building of which the Premises form a part, in common with other tenants and occupants of the Real Property as well as exclusive use of fifteen (15) parking spaces on the west side of the building as shown on Exhibit
F. There shall be no charge for the use of these Parking Spaces. The Landlord reserves the right from time to time to make reasonable rules and regulations as in its judgment may be desirable for the safety, care and cleanliness of the parking lot and for the preservation of good order therein, including but not limited to the allocation of Parking Spaces among the tenants from time to time so that the distribution thereof is fair to all of the tenants. Upon the making of such rules and regulations and when notice thereof has been given to the Tenant, such rules and regulations shall have the same force and effect as if originally made a part of this Lease.

     13.   ENTRY.

     13.1 Landlord's Right of Entry: Landlord and Landlord's agents and representatives shall have the right to enter into or upon the Premises, or any part thereof, at all reasonable hours for the following purposes:

     (a) Examining the Premises and making such repairs or alterations therein as may be necessary in Landlord's sole judgment for the safety and preservation thereof, there being no obligation, however, upon Landlord to make such examination and repairs.

     (b) Erecting, maintaining, repairing or replacing wires, cables, conduits, vents or plumbing equipment running in, to or through the Premises.

     (c)   Showing the Premises to prospective new tenants during the last six
(6) months of the Term, or to any present or future mortgagees at any time.

     13.2 Notices: Landlord shall give Tenant reasonable prior written notice before commencing any non-emergency repair or alteration.

     13.3 Emergencies: Landlord may enter upon the Premises at any time in case of emergency, without prior notice to Tenant.

     13.4 No Eviction: In exercising any of its rights under this Section 13, the Landlord shall not be deemed guilty of an eviction, partial eviction or disturbance of Tenant's use or possession of the Premises and shall not be liable to Tenant for same.

     13.5 Interference: All work performed by or on behalf of Landlord in or on the Premises pursuant to this Section 13 shall be performed with as little inconvenience to Tenant's business as possible, and in such manner as not to unreasonably interfere therewith.

     13.6 Damages: The Landlord shall be responsible for any damages to the Tenant's property or business incurred by the Tenant due to the negligence or improper conduct of the Landlord or any of the Landlord's agents, servants, employees, invites, etc. who have entered the Premises under this Section 13, but nothing hereunder shall afford Tenant the right to withhold any payment of Basic Rent or Additional Rent hereunder.

     14.   MAINTENANCE

     14.1  Maintenance by Tenant:

     (a) The Tenant shall take good care of the Premises and at the Tenant's own cost and expense, make all repairs and replacements, including painting and decorating, and shall maintain the Premises in good condition and state of repair, and at the expiration of the Term hereof, shall deliver up the rented Premises in good order and condition, wear and tear from a reasonable use thereof, and damage by the elements not resulting from the neglect or fault of the Tenant, excepted. The Tenant shall neither encumber nor obstruct the sidewalks, driveways, yards, entrances, hallways, and stairs, but shall keep and maintain the same in a clean condition, free from debris, trash and refuse.

     (b) In case of the destruction of or damage of any kind whatsoever to the said Premises, caused by the carelessness, negligence or improper conduct on the part of the Tenant or the Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors, the Tenant shall repair the said damage or replace or restore any destroyed parts of the Premises, as speedily as possible, at the Tenant's own cost and expense, provided, however, that to the extent any such damage is covered by insurance maintained by either Landlord or Tenant with respect to the Premises, the parties agree that they will exhaust all insurance proceeds before any claim will be made against Tenant with respect to such damage.

     (c) Throughout the Term of this Lease, and any renewal or extension thereof, Tenant shall maintain in effect a maintenance and service contract for its HVAC equipment and system, with a reputable contractor having all necessary licenses for the same.

     14.2  Maintenance by Landlord:

     (a) Landlord shall be responsible for all Structural Repairs when required, and maintain and make repairs to the common areas, and the exterior of the Building, all of which work shall be done by Landlord, the cost of which shall be included in Landlord's Common Charges. Provided, however, that if the need for such repair work arises out of the carelessness, negligence, or improper conduct of the Tenant, its agents, employees, guests, licensees, invitees, subtenants, assignees or successors, the Tenant shall be fully responsible for the necessary repairs or restoration of any structural damage, damage to the common areas, and/or damage to the exterior of the Building, and Tenant shall cause the same to be repaired or restored as quickly as possible, at Tenant's own cost and expense, and it being further agreed that to the extent any such damage is covered by insurance maintained by either Landlord or Tenant with respect to the Premises, the parties agree that they will exhaust all insurance proceeds before any claim will be made against Tenant with respect to such damage. Tenant shall be fully responsible for maintenance and replacement of HVAC systems.

     (b) Landlord's obligation to keep the sidewalks and parking area free of snow and ice shall be strictly limited to reasonable activity considering the weather, the availability at such time and under then existing circumstances of men and equipment, and other factors outside the control of Landlord. The Tenant accepts all risk of use of such facilities, and any act or action by the Landlord for its agents shall not be deemed to create any liability of any kind whatsoever, the Tenant hereby releasing the Landlord for the same as a condition hereof, except under court order or an arbitration award.

     15.  ALTERATIONS.

     15.1 Changes and Additions. Tenant shall make no changes or additions in or to the Premises of any nature without Landlord's prior written consent, which consent shall not be unreasonably withheld. If Landlord consents to Tenant's proposed alterations, installations, and/or additional improvements in or to the Premises (collectively "Alterations"), then in that event Landlord shall cause such Alterations to be completed in a good and workmanlike manner at Tenant's sole cost and expense.

     15.2 It is hereby agreed that painting, carpeting, wallpapering and other cosmetic changes to the Premises are not considered "Alterations" and may be performed by Tenant without any need for Landlord's consent. The cost of such Alterations shall be at competitive market rates for both labor and materials, and Landlord shall not make any profit thereon. Tenant acknowledges that Landlord may use affiliated entities to perform all or a portion of any Alterations requested by Tenant from time to time which affiliates make a reasonable profit and overhead on both labor and material. Unless agreed by Landlord and Tenant to the contrary at the time Landlord approves of the making of an Alteration, all Alterations shall become the property of the Landlord and shall be surrendered with the Premises as a part thereof upon the expiration or sooner termination of this Lease. If Landlord and Tenant so agree at the time of Landlord's approval of an

Alteration, Tenant shall, at its sole cost and expense remove such Alteration and repair any resulting damage, upon the expiration or sooner termination of this Lease.

     15.3 Trade Fixtures and Equipment. Nothing in this Section 15 shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment. On or before the Termination Date, the Tenant shall remove its trade fixtures, furniture and equipment, at Tenant's own expense, and Tenant shall repair any damage caused by such removal.

     15.4 Abandoned Property. All property permitted or required to be removed at the end of the Term and remaining on the Premises after the Termination Date shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord at Tenant's expense.

     15.5 Permits: Prior to the commencement of any Alterations, Landlord shall obtain at Tenant's cost all required permits, approvals and certificates required by all governmental authorities and upon completion of the Alterations, certificates of final approval thereof. Landlord shall deliver duplicates of same to Tenant. Landlord shall carry and will cause its contractors and subcontractors to carry sufficient workmen's compensation, general liability, personal injury and property damage insurance.

     16.  TRANSFERS OF TENANT'S INTEREST.

     16.1 Prohibition: Tenant shall not assign this Lease or sublet all or part of the Premises, or permit all or part of said Premises to be used by others, without first obtaining the prior written consent of the Landlord. Except as otherwise permitted in this Section 16, Landlord shall not unreasonably withhold its consent to a proposed assignment or subletting. In addition, the Tenant shall not mortgage or otherwise encumber, or permit to be encumbered, its right, title and interest under this Lease or in and to the Premises or both.

     16.2 Consent: Landlord shall not be required to consent to Tenant's assigning this Lease or subletting all or a part of the Premises if:

     (a) Tenant shall be in default under any of the terms, covenants, conditions, provisions and agreements of this Lease at the time of any notice or request for consent under the terms of this Section 16 or and on the effective date of such subletting or assigning; or

     (b) If the proposed tenant shall be or shall seek to use any portion of the Premises for a use not consistent with other uses in the Building, or which violates any exclusive use granted to any other tenant of the Real Property.

     16.3 Consent Procedure: If Tenant requests Landlord's consent to an assignment of this Lease or a subletting of all or any part of the Premises, Tenant shall submit to Landlord the name of the proposed assignee or subtenant, the terms of the proposed assignment or subletting, the nature of the proposed tenant's business, and such information as to the assignee's or subtenant's financial responsibility and general reputation as Landlord may reasonably require. Upon receipt of such request and information from Tenant, Landlord shall have the option to be exercised in writing within thirty (30) days after such receipt, to do one of the following:

     (a) Cancel and terminate this Lease if the request is to assign this Lease or to sublet all or part of the Premises; or

     (b) If the request is to sublet a portion of the Premises only, to cancel and terminate this Lease with respect to such portion; or

     (c)   To grant said request; or

     (d)   To deny the Tenant's request.

In the event Landlord shall cancel this Lease, Tenant shall surrender possession of the Premises, or the portion of the Premises which is the subject of the cancellation, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises. If the Lease shall be canceled as to a portion of the Premises only, the Basic Rent and Additional Rent payable by Tenant hereunder shall be reduced proportionately according to the ratio that the number of square feet in the portion of space surrendered bears to the square feet in the Rentable Area of the Premises. In the event that Landlord shall consent to a sublease or assignment pursuant to the request from Tenant, Tenant shall cause to be executed by its assignee or subtenant an agreement to perform faithfully and to assume and be bound by all of the terms, covenants, conditions, provisions, and agreements of this Lease for the period covered by the assignment or sublease, to the extent of the affected portion of the Premises. An executed copy of each sublease or assignment and assumption of performance by the sublessee or assignee, on Landlord's standard form, shall be delivered to Landlord not less than five (5) days prior to the commencement of occupancy set forth in such assignment or sublease. No such assignment or sublease shall be binding on Landlord until Landlord has received such copies as required herein.

     16.4 Corporate or Partnership Transfers. If the Tenant is a privately held corporation, a limited liability company, an unincorporated association or partnership, or any other entity formed, in part, for the limiting of potential liability, the cumulative or aggregate transfer, assignment or hypothecation of fifty percent (50%) or more of the total stock or interest in such entity shall be deemed an assignment or transfer within the meaning and provisions of this Section. This Article 16 shall not, however, apply to transactions with a corporation (i) into or with which Tenant is merged or consolidated, (ii) to which substantially all of Tenant's assets are transferred, or (iii) that controls, is controlled by, or is under common control with Tenant, provided that, in any of such events:

     (a) The successor of Tenant has a net worth, computed in accordance with generally accepted accounting principles, at least equal to the greater of (a) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (b) the net worth of Tenant herein named on the Commencement Date;

     (b) Proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of such transaction;

     (c) Any assignment, sublease or transfer shall be subject to all of the terms and provisions of this Lease, and such assignee, sublessee or transferee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord promptly upon the assignment, sublease or transfer, all the obligations of Tenant under this Lease.

     16.5 Costs of Assignment: Tenant shall reimburse Landlord, promptly on demand, for Landlord's reasonable out-of-pocket costs (including attorney's fees) incurred in conjunction with the processing and documentation of any such transfers of Tenant's interests pursuant to this Section.

     16.6 Tenant not Released: In no event shall any assignment, subletting or transfer to which Landlord may consent, release or relieve Tenant from its obligations to fully perform all of the terms, covenants and conditions of this Lease on its part to be performed for the balance of the Term.

     17.  SURRENDER.

     On the Termination Date, or prior expiration of this Lease, Tenant shall peaceably and quietly quit and surrender to Landlord the Premises, broom clean, in as good condition as they were on the Commencement Date, ordinary wear and tear, repairs and replacements by Landlord, loss by fire, casualty and other causes beyond Tenant's control, and alterations, additions and improvements permitted hereunder, excepted. Tenant's obligation to observe or perform this covenant shall survive the Termination Date or prior expiration of the Term. If the Termination Date falls on a Sunday or a legal holiday, this Lease shall expire at 12 noon on the business day next preceding said date.

     18.  HOLDING OVER.

     If Tenant holds possession of the Premises beyond the Termination Date or prior expiration of the Term, Tenant shall become a tenant from month-to-month at one and one-half (1 1/2) times the then current Basic Rent as is allowed by
N.J.S.A. 2A:42-6, AND upon all other terms and conditions of this Lease, and
--------
shall continue to be such month-to-month tenant until such tenancy shall be terminated by Landlord and such possession shall cease. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession by Tenant of the Premises beyond the Termination Date or prior expiration of the Term, and Landlord shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the speedy repossession of the Premises.

     19.   SECURITY DEPOSIT.

     19.1 Use and Disposition: If an event of default occurs, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Basic Rent, Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants or conditions of this Lease, including but not limited to any damages or deficiency accruing before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant without interest within thirty (30) days after the Termination Date and after delivery of possession of the entire Premises to Landlord.

     19.2 Transfer of Deposit: In the event of a sale of the Real Property or a leasing thereof, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee, as the case may be, and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit. Tenant agrees to look solely to the new Landlord for the return of the Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new owner or lessee. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     20.   QUIET ENJOYMENT.

     Landlord covenants and agrees that, upon the performance by Tenant of all of the covenants, agreements and provisions hereof on Tenant's part to be kept and performed, Tenant shall have, hold and enjoy the Premises, subject and subordinate to the rights set forth in Sections 13 and 23, free from any interference whatsoever by, from or through the Landlord. Provided, however, that under no circumstances does Landlord's violation of this Section 20 or any other provision of this Lease, entitle or authorize the Tenant to withhold all or any part of the Basic Rent or Additional Rent to which Landlord is otherwise entitled, nor shall any such violation entitle or authorize the Tenant to any abatement or deduction in the said rent; but Tenant's sole remedy to obtain compensation or relief in regard to any such violation shall be by the institution of an appropriate civil action against the Landlord.

     21.   AIR AND LIGHT.

     This Lease does not grant any right to air and light.

     22.   DEFAULT.

     22.1 Events of Default: Each of the following shall constitute an event of default hereunder:

     (a) The filing of a petition by or against Tenant for adjudication as a bankrupt, or for reorganization, or for an arrangement or for relief under any bankruptcy or insolvency laws (provided, however, that in the case of any involuntary bankruptcy petition filed against Tenant, and as long as Tenant is not otherwise in default hereunder for non-payment or non-performance of its leasehold obligations, Tenant shall have sixty (60) days from the date of filing to obtain the dismissal of such petition before an event of default shall be deemed to have occurred);

     (b) The commencement of any action or proceeding for the dissolution or liquidation of Tenant, whether instituted by or against Tenant, or for the appointment of a receiver or trustee of the property of Tenant under any state or federal law or statute for relief of debtors;

     (c)   The making by Tenant of an assignment for the benefit of creditors;

     (d) The suspension of business by Tenant or any act by Tenant amounting to a business failure;

     (e) The filing of a tax lien or a mechanics' lien against any property of Tenant in the Premises only and such lien shall not be discharged or bonded within thirty (30) days following notice to Tenant of the filing thereof;

     (f) Failure by Tenant to pay Landlord within ten (10) days after first coming due the Basic Rent, the Additional Rent herein reserved, or any other sum required to be paid by the terms of this Lease (provided, however, that in the case of any Additional Rent other than Tenant's regular monthly payments on the first of each month toward Common Charges and its electric usage, Tenant shall not be in default unless more than ten (10) days has elapsed since Landlord gave Tenant written notice of the amount of such Additional Rent and date upon which such Additional Rent is due);

     (g) The creation or imposition of a lien or encumbrance on or against the Tenant's interest under this Lease or in or to the Premises whether or not the Tenant consents thereto;

     (h) A failure by Tenant after notice from Landlord and a reasonable opportunity to perform (which period of opportunity shall be not less than thirty (30) days unless Tenant's non-performance is creating an emergent or dangerous condition, in which case it can be shorter) any other term, covenant, agreement or condition of this Lease on the part of Tenant to be performed.

     22.2 Rights and Remedies Upon Default: If an event of default occurs, Landlord shall be entitled to take such action as it deems advisable, from time to time, under any one or more of the provisions of this Section 22.2.

     (a) Landlord may proceed as it deems advisable, at law or in equity, to enforce the provisions of this Lease or to collect damages for the breach thereof, or both;

     (b) Landlord may notify Tenant that this Lease shall terminate on a date specified in the notice, and this Lease shall terminate on the date so specified; notwithstanding such termination, Tenant's liability for its failure to comply with any provision of this Lease shall continue;

     (c) Landlord may re-enter the Premises and any improvements located thereon, may repossess itself (by summary proceedings, ejectment or other legal proceedings), may dispossess Tenant, and may remove Tenant from the Premises, without further notice to Tenant; and Tenant waives any right to the service of any notice of Landlord's intention to re-enter provided for by any present or future law, and any right to re-enter the Premises or restore the operation of this Lease;

     (d) Landlord may relet the Premises, as a whole or in part, for such term or terms (which may be greater or less than the period which would have constituted the balance of the Term if the Lease had not been terminated) and on such conditions (which may include concessions or free rent) as Landlord determines; but Landlord shall be under no duty to relet the Premises or to collect any rent in connection with any reletting. Any expenses of reletting the Premises such as brokers' fees, advertising, decorating, repairs, replacements and alterations shall be payable by Tenant as Additional Rent;

     (e) The Landlord may remove any subtenant of the Tenant from the Premises, or at Landlord's election, may take over any or all subleases and collect the rent and other charges due under any subleases;

     (f) Landlord may take possession of any property, equipment or fixtures of Tenant in or at the Premises and sell same at public or private sale and apply the proceeds of such sale, less the expenses, to any amounts then or thereafter due Landlord hereunder;

     (g) Tenant shall pay Landlord as Additional Rent, all reasonable attorney's fees and court costs incurred by the Landlord in enforcing its rights hereunder.

     22.3 Advances, Etc. by Landlord: If any event of default occurs, Landlord may pay any amount payable by Tenant under any provision of this Lease or comply with any provision of this Lease on the part of Tenant to be complied with, and make such expenditures in connection therewith (including reasonable attorney's fees incurred by Landlord in enforcing the provisions of this Lease) as Landlord deems advisable; and Tenant shall pay Landlord on demand, in addition to Basic Rent, each amount so paid or expended by Landlord, with interest calculated at the prime rate plus 2% per annum of First Union National Bank, for the applicable time period; but no such payment or compliance by Landlord shall constitute a waiver of Tenant's failure to make such payment or to comply with such provision, or affect any right or remedy of Landlord with respect thereto. Each such payment by Landlord shall be deemed Additional Rent due from Tenant under this Lease.

     22.4 Additional Remedies, Waivers, Etc.: With respect to the rights and remedies of, and waivers by, Landlord:

     (a) The rights and remedies of Landlord under Sections 22.2 and 22.3 shall be in addition to every other right and remedy now or hereafter provided by law, and all such rights and remedies shall be cumulative and not exclusive one of the other; and Landlord may exercise such rights and remedies at such times, to such extent, and as often, as Landlord deems advisable, and without regard to whether the exercise of one right or remedy precedes, concurs with or succeeds the exercise of another;

     (b) A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy from time to time;

     (c) No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same, or constitute a waiver of, or acquiescence in, a default;

     (d) No waiver of a default shall extend to or affect any other default or impair any right or remedy with respect thereto;

     (e) No action or inaction by Landlord, whether it be the acceptance of Basic Rent or otherwise, shall constitute a waiver of a default; and

     (f)  No waiver of a default shall be effective, unless it be in writing.

     23.   SUBORDINATION, ATTORNMENT AND ESTOPPEL CERTIFICATES.

     23.1  Subordination and Attornment:

     (a) Tenant agrees that this Lease is and shall be subject and subordinate to the lien of any mortgages that may now or hereafter be placed upon the Real Property, and to all present or future advances under the obligations secured thereby, and all renewals, amendments, modifications, consolidations, replacements and extensions thereof, to the full extent of all amounts secured by such mortgages from time to time. Said subordination shall have the same force and effect as if such mortgages and any such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the execution of this Lease. Notwithstanding the foregoing, Tenant's agreement to subordinate its leasehold interest in the Premises to the interest of any mortgagee or deed of trust holder (collectively, "mortgagee") is contingent upon such mortgagee, for itself and its successors and assigns, entering into a nondisturbance agreement with Tenant which will provide that, so long as no event of default by Tenant under this Lease has occurred and is continuing: (i) Tenant shall not be joined as a party defendant in any foreclosure or other action which may be instituted by such mortgagee by reason of any default under the terms of its lending arrangements; (ii) Tenant shall not be dispossessed of the Premises by such mortgagee; (iii) Tenant's leasehold estate under the Lease shall not be terminated or disturbed by such mortgagee; and (iv) Tenant's rights under the Lease shall not be diminished, or Tenant's obligations increased, by reason of any default under the mortgagee's lending arrangements or any foreclosure of any mortgage or transfer of the Real Property to such mortgagee in lieu of foreclosure. Landlord agrees to obtain for the benefit of Tenant a non-disturbance agreement (consistent with the requirements set forth above) from all existing mortgagees of the Real Property.

     (b) Tenant agrees that in the event of a foreclosure of any mortgage by the lender holding same, or the acceptance of a deed in lieu of foreclosure by the lender, or any other succession of said lender to fee ownership, Tenant will attorn to and recognize that lender as its landlord under this Lease for the remainder of the term of this Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in this Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease following any such foreclosure or proceeding in lieu thereof. To the extent not prohibited by law, Tenant hereby waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligation of Tenant hereunder, in the event any foreclosure proceeding is brought, prosecuted or completed.

     (c) The provisions of this Section 23.1 shall be self-operative and no further instrument shall be required; provided, however, in confirmation thereof Tenant shall execute such further assurances as may be required from time to time. Refusal by the Tenant to execute such instruments within ten (10) days of written request shall entitle the Landlord to the option of terminating this Lease, declaring a default hereunder, and/or seeking monetary damages and/or injunctive relief.

     23.2 Estoppel Certificates: Within ten (10) days after either party shall have requested the same, the other party shall deliver a certificate to it certifying:

     (a) The Tenant has accepted the Premises, has made no advancement for or on behalf of the Landlord for which it has a right to deduct from or offset against future rentals as of the date of certification and has not paid Basic Rent or Common Charges for more than the current month in which the certificate is made;

     (b) The Lease is in full force and effect, free from any default by either party, and has not been changed, modified or amended except as stated in the certification of the Tenant;

     (c) If a corporation, Tenant's Board of Directors has duly authorized execution of the lease and other documents; and

     (d) Any other provisions as may be requested by a mortgagee provided any such additional provisions does not vary the substantial terms of this Lease.

     24.  CASUALTY AND CONDEMNATION.

     24.1 Damage by Fire or other Casualty: If the Premises shall be damaged by fire or other casualty not arising from the fault or negligence of Tenant, or its servants, agents, employees, invitees or licensees the following shall apply:

     (a) Except as otherwise provided in subsection (c) hereof, the damage shall be repaired by and at the expense of Landlord (which expense will not be included as part of Landlord's Operating Expenses), and if any of the Premises is unusable, the Basic Rent and Additional Rent shall be equitably apportioned according to the part of the Premises which continues to be usable by Tenant until such repairs shall be made. Notwithstanding anything below, Tenant shall not pay Basic Rent or Common Charges if Tenant cannot use the space. Tenant shall repair or replace its own furniture, furnishings and equipment.

     (b) If the Premises are totally damaged, or are rendered wholly untenantable, and if Landlord's architect certifies that the damage cannot be repaired within one hundred eighty (180) days of the casualty (a "Total Destruction"), then Landlord shall give Tenant notice of such Total Destruction within thirty (30) days following the date of the casualty, and the Term shall expire ten (10) days after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord.

     (c) If any casualty causes less than a Total Destruction, then Landlord shall complete the repair and restoration of the Premises within six (6) months from the date of the casualty, subject, however, to Excusable Delays. If the Premises are not repaired or restored within said period plus extensions for Excusable Delays, Tenant shall have the right to cancel and terminate this Lease upon the delivery of a notice to Landlord delivered within fifteen (15) days after the expiration of the aforesaid six (6) month period, as extended. Notwithstanding the foregoing provisions of this Section 24.1(c), however, if less than two (2) years remain in the Term at the time of any casualty loss that would cost more than $100,000.00 to repair, Landlord shall not be required to repair and restore the Premises unless within thirty (30) days of the casualty, the parties negotiate at least a five-year lease extension, before Landlord will be obligated to proceed with repairs and restoration.

     (d) Landlord agrees that it shall diligently pursue all repair and restoration work required on its part to be completed at Landlord's expense.

     (e) Nothing in this Section 24.1 shall require or obligate Landlord to repair or replace any of Tenant's personal property, trade fixtures or Alterations.

     24.2 Condemnation: If the Premises shall be acquired by eminent domain proceedings, or conveyance in lieu thereof (a "Taking"), the Term shall cease and terminate from the date possession of the taken area is transferred to the condemnor. If only a portion of the Premises or the Building shall be so acquired or condemned and such taking materially interferes with Tenant's ability to conduct its business, this Lease shall cease and terminate. If, however, Tenant may continue to conduct its business in the remaining portion of the Premises, then, at Tenant's option, this Lease shall not cease and an equitable adjustment of the Basic Rent and Additional Rent payable by Tenant for the remaining portion of the Premises shall be made. In the event of a Taking, whether or not this Lease terminates, Tenant shall have no claim against Landlord for the value of any unexpired Term or any other losses resulting from the Taking (other than for the adjustment of the Basic Rent and Additional Rent as herein before mentioned), nor shall Tenant be entitled to any portion of any amount that may be awarded as damages to the Landlord by the condemning authority. However, whether or not this Lease terminates, Tenant shall have the right to make a separate claim against the condemning authority for the value of Tenant's Alterations made after the Commencement Date, moving expenses, and any other economic loss suffered by Tenant as a result of the taking.

     25.  CHANGES SURROUNDING BUILDING.

     This Lease shall not be affected or impaired by any change in any sidewalk, alley or street, parking or common areas adjacent to or around the Building or by changes to any other buildings on the Real Property, provided that Tenant shall be reasonably able to continue to use the Premises for the uses set forth in Section 2.12 hereof.

     26.  TENANT'S PROPERTY.

     26.1 The Tenant hereby assumes the risk of loss or damage, including all consequential losses and damage, to any real or personal property, constructed, used, kept, placed, or stored by Tenant in or at the Premises, or real or personal property used, kept, placed, or stored by Tenant in or at other property of the Landlord of which the Premises form a part, including the Real Property, caused by fire, water, theft, war, vermin, flood or any other casualty or peril normally included in multi-peril all risk insurance with minimum allowable specific peril or casualty exclusions, agrees not to look to the Landlord or its allied or affiliated corporations, partnerships, or individuals for indemnification for the same, and hereby releases the Landlord from any liability for any such loss or damage. The Tenant agrees to look solely to third parties, its insurer, if any, or itself for compensation for such loss or damage.

     26.2 Tenant may look to Landlord for indemnification for damages caused by the gross negligence or willful misconduct of Landlord or its agents, servants, employees, invitees, etc., if the resulting loss and damages are not covered by Tenant's commercially acceptable business insurance policy.

     27.  NOTICE.

     All notices required under the terms of this Lease shall be sent by personal delivery, overnight courier (e.g., Federal Express), or by mailing such notices by certified or registered mail, return receipt requested, to the Landlord at the address shown at the head of this Lease, and to Tenant at the Premises, or to such other address of the Landlord or Tenant as may be designated by them in writing, which notice of change shall be given in the same manner. Facsimile machine transmission of notices is not deemed adequate notice
                                                      ---
or service. Notices sent by personal delivery shall be effective upon actual receipt at the address of the addressee. Notices sent by overnight courier shall be effective as of the date deposited with the courier service for next day delivery. Notices sent by certified mail or registered mail shall be effective as of the date deposited with and postmarked by the U.S. Postal Service, properly addressed, with postage thereon prepaid.

     28.  DISCLAIMER BY AND INDEMNIFICATION OF LANDLORD.

     Subject to the provisions of Section 13.6, the Landlord shall not be responsible for the loss of or damage to property, or injury to persons, occurring in or about the Premises and Real Property, by reason of any existing or future condition, defect, matter or thing in the Premises or Real Property, or for the acts, omissions or negligence of other persons or tenants in and about the Premises and the Real Property. The Tenant agrees to indemnify and save the Landlord harmless from all claims and liability for losses of or damage to property, or injuries to persons, occurring in or about the Premises and the Real Property.

     29.  TENANT'S INSURANCE.

     Tenant shall provide on or before the Commencement Date for the benefit of Landlord and Tenant a policy of commercial general liability insurance insuring against accident on or about the Premises and the Real Property or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies reasonably satisfactory to Landlord, and the limits of liability thereunder shall not be less than the amounts set forth in Section
2.14 hereof for personal injury, including death, in respect of any one person, in respect of any one occurrence, and in respect of property damage. Such insurance may be carried under a blanket policy covering other locations of Tenant, if any. Landlord shall be named as an additional insured under such policy. Prior to the time such insurance is first required by this Section 29 to be carried by Tenant, and thereafter, at least fifteen (15) days prior to the expiration of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such insurance, which policy or certificate shall provide that such insurance may not be canceled except upon thirty (30) days' prior notice to Landlord. Upon failure at any time on the part of Tenant to procure and deliver to Landlord the policy or certificate of insurance, as hereinabove provided, stamped "Premium Paid" by the issuing company at least fifteen (15) days before the expiration of the prior insurance policy or certificate, if any, or to pay the premiums therefor, Landlord shall be at liberty, from time to time, as often as such failure shall occur, to procure such insurance and to pay the premium therefor, and any sums paid for insurance by Landlord shall be and become, and are hereby declared, to be Additional Rent hereunder for the collection of which Landlord shall have all the remedies provided for in this Lease or by law for the collection of rent. Payment by Landlord of such premium or the carrying by Landlord of any such policy shall not be deemed to waive or release the default of Tenant with respect thereto. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as an Event of Default hereunder entitling Landlord to exercise any or all of the remedies as provided in this Lease.

     30.  TENANT'S LIABILITY.

     In addition to the other obligations and liabilities of the Tenant set forth herein, Tenant shall reimburse Landlord for all actual expenses, damages or fines, incurred or suffered by Landlord by reason of any breach, violation or nonperformance by Tenant, its agents, servants, employees, or licensees of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant or by reason of or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants, employees, and licensees in the use or occupancy of the Premises or the Common Areas. Any such expense, if any, which Tenant is required to pay to Landlord shall be deemed Additional Rent, due on the first day of the next calendar month after it is incurred.

     31.  RULES AND REGULATIONS.

     The Tenant shall comply and cause its employees, agents, and invitees to comply with all rules and regulations adopted by the Landlord in connection with the use of the Premises and the common areas of the Real Property. A copy of the Landlord's current rules and regulations are annexed hereto, and the Tenant shall also comply with all reasonable, non-discriminatory supplements and amendments thereto which are hereafter adopted by the Landlord. All rules and regulations and supplements thereto which the Landlord may adopt shall be in writing, and a copy thereof shall be delivered to the Tenant. If the Tenant shall fail to cure any violation of these rules and regulations within five (5) days of receipt of written notice of any such violation by the Tenant, its employees, agents or invitees, such failure shall constitute a default under this Lease.

     32.  MISCELLANEOUS.

     32.1 Reservation of Rights:  Landlord reserves the following rights:

     (a)  Intentionally omitted.

     (b)  To maintain pass keys to the Premises;

     (c) To enter upon the Premises and exercise the foregoing rights hereby reserved without being deemed to have caused an eviction or disturbance of Tenant's use and possession of the Premises and without being liable in any manner to Tenant;

     (d) The Landlord shall not exercise its rights hereunder unless the Landlord's activities will not interfere with the use and occupancy of the Tenant and unless the Tenant has failed to object after reasonable notice in writing by the Landlord.

     32.2 Mechanics' Liens: Any mechanics', materialmen's, or laborer's lien filed against the Real Property for work claimed to have been done for, or materials claimed to have been furnished to Tenant, shall be bonded or otherwise removed by Tenant, at Tenant's expense, within thirty (30) days following notice to Tenant of the filing thereof.

     32.3 Notice of Fire and Accidents: Tenant shall give Landlord immediate notice in case of fire or accident on the Premises or, if involving Tenant, its servants, agents, employees, invitees, or licensees, in the Building or on the Real Property.

     32.4 Directory: Landlord shall furnish and service in the main lobby of the Building a directory, listing a reasonable and customary number of names that Tenant may from time to time request to be listed in such directory.

     32.5 Force Majeure: If by reason of an Excusable Delay, including, without limitation, a strike, labor troubles or other causes beyond Landlord's control, or governmental preemption in connection with a national emergency or any rule, order or regulation of any Governmental Authority, or conditions of supply and demand which are affected by war or other emergency, Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, such failure shall be excused on a day-for-day basis, and Tenant's obligation to pay Basic Rent and Additional Rent hereunder shall abate during that time period to the extent that it cannot use the Premises.

     32.6 Broker: Landlord and Tenant each represent and warrant to each other that it has not dealt with any real estate broker in connection with this Lease. Landlord and Tenant each agree to indemnify and hold the other harmless of and from any and all claims, liabilities, costs or damages incurred as a result of a breach of their respective representations.

     32.7 Construction: The following rules shall be employed in interpreting this Lease:

     (a) Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants;

     (b) Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires;

     (c) All pronouns and any variations thereof shall be deemed to refer to the neuter, masculine, feminine, singular or plural as the identity of the Tenant requires;

     (d) No remedy or election given by any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative with all other remedies in law or equity except as otherwise specifically provided;

     (e) If, and to the extent that, any of the provisions of any Exhibits to this Lease conflict or are otherwise inconsistent with any of the preceding provisions of this Lease, or of the Rules and Regulations appended to this Lease, whether or not such inconsistency is expressly noted in the Exhibits, such conflict shall be resolved in favor of this Lease and with said Rules and Regulations;

     (f) The parties mutually agree that the headings and captions contained in this Lease are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this Lease;

     (g) Each provision hereof on the Tenant's part to be performed shall be deemed a covenant running with the land;

     (h) This Lease has been executed and delivered in the State of New Jersey and shall be construed in accordance with the laws of the State of New Jersey;

     (i) Landlord has made no representations or promises with respect to the Premises or the Real Property, except as expressly contained herein. Tenant has inspected the Premises and agrees to take the same in an "As Is" condition except as otherwise expressly set forth. Landlord shall have no obligation, expressed or implied, except as herein set forth, to do any work in and to the Premises to render them ready for occupancy and use by Tenant; and

     (j) The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

     32.8 No Recordation: Tenant shall not record this Lease or a memorandum hereof.

     32.9 Building Maintenance: Landlord agrees to maintain the exterior of the Building and the common areas of the Real Property in a neat, clean and orderly condition.

     32.10 Waiver of Jury Trial: Landlord and Tenant hereby mutually waive any and all rights which either may have to request a jury trial in any proceeding at law or in equity in any court of competent jurisdiction.

     33.   MANAGING AGENT.

     33.1 Designation of Managing Agent: The parties hereby acknowledge that at this time and until further notice, G.B. Ltd. Oper. Co., Inc., shall be the managing agent for the Landlord. All payments of rent and additional rent and any other payments required under the terms of this Lease shall be made payable to the Landlord, 185 Monmouth Parkway Associates, L.P., and shall be delivered to the Landlord c/o G.B. Ltd. Oper. Co., Inc., 63 West Main Street, P.O. Box 5008, Freehold, New Jersey 07728. Furthermore, the Tenant shall direct all written communication with respect to this tenancy to G.B. Ltd. Oper. Co., Inc., at the aforementioned address, or otherwise by telephoning (732) 780-8888.

     33.2 Change of Managing Agent: At any time and from time to time during the term of this Lease, Landlord may designate a different firm or entity as managing agent, and/or Landlord may change its directions to Tenant as to where Basic Rent and Additional Rent payments shall be made. Landlord shall send Tenant advance written notice, advising of any such changes in managing agent or rent payment instructions.

     34.   LANDLORD'S RIGHT TO MODIFY.

     Anything contained in the within Lease to the contrary notwithstanding, it is specifically understood and agreed by and between the parties hereto that Landlord retains the sole and uncontrolled right and discretion to vary, modify or alter the size of the Property and/or the buildings, to add thereto or to subtract therefrom, or to make any modifications thereto, additions thereto, deletions therefrom or expansion thereof as Landlord may in its sole discretion elect to do; provided always, however, that no such variation, modification, or alteration shall operate so as to affect the Premises in such a way as would vary, modify or alter the size thereof or as would materially and adversely affect Tenant's use and enjoyment thereof or of the common areas associated therewith. Landlord retains and shall retain in its sole discretion the right to enlarge or diminish the common areas.

     35.   USE OF HELIPORT.

     Landlord and Tenant acknowledge that situate on the Property is a helipad/helistop. This Lease does not give Tenant any rights to use the heliport. If Tenant so desires to utilize the heliport, Tenant must make separate arrangements with Landlord which Landlord may without any reason deny.

     36.   CORPORATE TENANTS.

     In the event Tenant is a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that: Tenant is a duly constituted corporation qualified to do business in the State of New Jersey; all of Tenant's franchise and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such persons are duly authorized by the board of directors of such corporation to execute and deliver this Lease on behalf of the corporation.

     37.  INTENTIONALLY OMITTED.

     38.  SUBMITTAL OF FINANCIAL STATEMENT.

     At any time and from time to time during the term of this Lease, but not more often than twice in any twelve (12) month period, Tenant shall supply to Landlord and/or any mortgagee a current financial statement or such other financial information as may be required by any such party, within thirty (30) days after request therefor by Landlord.

     39.  NO PARTNERSHIP.

     Nothing herein contained, either in the method of computing Rent or otherwise, shall create between the parties hereto, or be relied upon by others as creating, any relationship or partnership, association, joint venture, or otherwise. The sole relationship of the parties hereto shall be that of landlord and tenant.

     40.  INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS.

     This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, negotiations, brochures, arrangement or understanding pertaining to any such matter shall be effective for any purpose unless expressed herein. No provisions of this Lease may be amended or added to, except by an agreement in writing signed by the parties hereto or their respective successors in interest.

     41.  COSTS OF SUIT.

     If either party brings action for relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises, the unsuccessful party shall pay the successful party its costs incurred in connection with and in preparation for said action, including its attorneys' fees (which costs shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment, it being agreed that to be the successful party a party need not necessarily have recovered a judgment, but shall be that party which, in light of all the facts and circumstances of the case, shall be deemed to be without fault or to have a lesser degree of fault than the other party).

     42.  SUBMISSION NOT AN OPTION.

     The submission of this lease for examination does not constitute an option or offer to lease the Premises described herein. This Lease shall have no binding effect on the parties unless and until it is executed by both Landlord and Tenant, and a fully executed copy is delivered to both parties.

     43.  SUCCESSORS & ATTACHMENTS.

     43.1 The terms and conditions of this Lease and attachments shall inure to and be binding upon the parties hereto and their respective heirs or successors and assigns.

     43.2 The exhibits and other attachments to this Lease are the following:

     (a)  Exhibit A - Floor plan of the building, showing the Premises area.

     (b)  Exhibit B - Diagram of Occupancy Staging.

     (c) Exhibit C - Permitted Uses in the I/C Industrial Commercial Zone of the Borough of West Long Branch.

     (d)  Exhibit D - Intentionally omitted.

     (e)  Exhibit E - Base Rent Calculation.

     (f)  Exhibit F - Parking Diagram.

     (g)  Exhibit G - Rules and Regulations.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease on the day and year first above written.

WITNESS/ATTEST:               185 MONMOUTH PARKWAY ASSOCIATES,
                              L.P., Landlord
                              By:  185 M.P.A., Inc., General Partner

____________________          By: /s/
                                 ---------------------------



                              Tellium, Inc., Tenant


____________________          By: /s/ Michael J. Losch
                                 ---------------------------